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                                                                    EXHIBIT 23.2

                 CONSENT OF INDEPENDENT REAL ESTATE APPRAISERS
                 ---------------------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of the Catellus Development Corporation Amended and Restated Executive Stock Option Plan and the Stock Option Agreement (Joseph R. Seiger), the Registration Statement on Form S-8 of the Catellus Development Corporation Profit Sharing & Savings Plan and Trust, the Registration Statement on Form S-8 of the Catellus Development Corporation Long Term Incentive Compensation Plan, Stock Purchase Program, Incentive Stock Compensation Plan and Stock Option Plan, and the Registration Statement on Form S-8 of the Catellus Development Corporation Executive Stock Option Plan (Nos. 33-58143, 33-38827, 33-42124 and 33-49980 respectively) of our report dated February 27, 1995, appearing on page F-3 of this Form 10-K.



Landauer Associates, Inc.



/s/ James C. Kafes, MAI, CRE                    /s/ John F. Brengleman
----------------------------                    ----------------------
James C. Kafes, MAI, CRE                        John F. Brengleman
Managing Director                               Senior Vice President



New York, NY
March 27, 1995